SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 29, 2019
Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (203) 652-0166

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	BWFG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
X

Item 5.07	Submission of Matter to a Vote of Security Holders

On May 29, 2019, Bankwell Financial Group, Inc. (Nasdaq BWFG), (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  Of the 7,873,471 shares of the Company’s common stock outstanding as of the record date for the Meeting, 6,495,088 shares were present or represented by proxy at the Meeting.

The voting results from the Meeting were as follows:

1. Election of Directors for One-Year Terms (Proposal 1).
Director	For	Withheld
George P. Bauer	4,890,875 (99.35%)	32,071 (0.65%)
Gail E.D. Brathwaite	4,229,877 (85.92%)	693,069 (14.08%)
Richard E. Castiglioni	4,321,658 (87.79%)	601,288 (12.21%)
Eric J. Dale	4,665,572 (94.77%)	257,374 (5.23%)
Blake S. Drexler	4,869,952 (98.92%)	52,994 (1.08%)
James M. Garnett, Jr.	4,743,843 (96.36%)	179,103 (3.64%)
Christopher R. Gruseke	4,847,594 (98.47%)	75,352 (1.53%)
Daniel S. Jones	4,570,733 (92.85%)	352,213 (7.15%)
Todd Lampert	4,185,527 (85.02%)	737,419 (14.98%)
Victor S. Liss	4,612,203 (93.69%)	310,743 (6.31%)
Carl M. Porto	4,461,594 (90.63%)	461,352 (9.37%)

There were 1,572,142 broker non-votes on the Proposal.

2. Ratification of Appointment of RSM US LLP as independent auditors of the Company for the fiscal year ending December 31, 2019 (Proposal 2)

For	Against	Abstain

6,411,476 (98.71%)	62,795 (0.97%)	20,817 (0.32%)

There were no broker non-votes on the Proposal.

Accordingly, all Director nominees were elected and the independent auditors were ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

May 30, 2019	By: /s/ Penko K. Ivanov
Penko K. Ivanov
Executive Vice President
and Chief Financial Officer